SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                       Securities and Exchange Act of 1934
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                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)


                         Virginia                       54-0493875
                 (State of incorporation             (I.R.S. employer
                     or organization)               identification no.)

                    9950 Mayland Drive                     23230
                    Richmond, Virginia                  (Zip code)
         (Address of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

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        Securities to be registered pursuant to Section 12(b) of the Act:

                                                                             Name of each exchange
                   Title of each class                                        on which each class
                     to be registered                                         is to be registered
           Rights to Purchase Preferred Stock,                              New York Stock Exchange
                        Series E,
                par value $20.00 per share

           Rights to Purchase Preferred Stock,                              New York Stock Exchange
                        Series F,
                par value $20.00 per share

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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Item 1.           Description of Registrant's Securities to be Registered.

         Reference is made to the information set forth under "Proposal 1 -- The CarMax Stock Proposal -- Restated Rights Agreement" and "-- Anti-takeover Considerations" in the Registrant's definitive proxy statement filed with the Securities and Exchange Commission on December 23, 1996 (the "Proxy Statement"). A copy of such information is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2.           Exhibits.

   1.     Information set forth under "Proposal 1 -- CarMax
          Stock Proposal -- Restated Rights Agreement" and "--
          Anti-takeover Considerations" in the Proxy Statement.

   2. Form of Rights Certificate for rights attached to Circuit City Stores, Inc. -- Circuit City Group Common Stock, par value $.50 per share.

   3. Form of Rights Certificate for rights attached to Circuit City Stores, Inc. -- CarMax Group Common Stock, par value $.50 per share.

   4. Form of Registrant's Amendment to Amended and Restated Articles of Incorporation setting forth the preferences, limitations and relative rights of the Registrant's Preferred Stock, Series E, par value $20.00 per share, and Preferred Stock, Series F, par value $20.00 per share, which is attached as Exhibit A to the Amended and Restated Rights Agreement filed as Exhibit 5 to this Registration Statement.

   5. Form of Amended and Restated Rights Agreement between Registrant and Norwest Bank Minnesota, N.A., as Rights Agent, with forms of Rights Certificates attached, as proposed to be amended and restated prior to the issuance of the Securities.



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



                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

January 2, 1997


                                              CIRCUIT CITY STORES, INC.



                                              By: /s/ Philip J. Dunn
                                                  _____________________________
                                                  Philip J. Dunn, Vice President
                                                  and Treasurer

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


                               INDEX TO EXHIBITS

Exhibit No.

*  1.                      Information set forth under "Proposal 1 -- CarMax
                           Stock Proposal -- Restated Rights Agreement" and "--
                           Anti-takeover Considerations" in the Proxy Statement.

*  2.                      Form of Rights Certificate relating to Circuit City
                           Stores, Inc. -- Circuit City Group Common Stock, par value $.50 per share, that is attached as Exhibit B-1 to the Amended and Restated Rights Agreement filed as
                           Exhibit 5 to this Registration Statement.

*  3.                      Form of Rights Certificate relating to Circuit City
                           Stores, Inc. -- CarMax Group Common Stock, par value
                           $.50 per share, that is attached as Exhibit B-2 to the Amended and Restated Rights Agreement filed as
                           Exhibit 5 to this Registration Statement.

*  4.                      Form of Registrant's Amendment to Amended and
                           Restated Articles of Incorporation setting forth the preferences, limitations and relative rights of the Registrant's Preferred Stock, Series E, par value
                           $20.00 per share, and Preferred Stock, Series F, par value $20.00 per share, which is attached as Exhibit
                           A to the Amended and Restated Rights Agreement filed as Exhibit 5 to this Registration Statement.

*  5.                      Form of Amended and Restated Rights Agreement between
                           Registrant and Norwest Bank Minnesota, N.A., as
                           Rights Agent, with forms of Rights Certificates attached, as proposed to be amended and restated prior to the issuance of the Securities.

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*  Filed herewith.



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